                                                                                                    EXHIBIT 10.9
FirstEnergy Corp.
Executive and Director Incentive Compensation Plan
Restricted Stock Unit Agreement (Discretionary)

                    Restricted Stock Unit Agreement No.: RSUD5 (A)

                    Number of Restricted Stock
                    Units Awarded:   ________ units

                    Date of Grant: March 1, 2006

                    Closing Date: March 25, 2006

This Restricted Stock Unit Agreement (the “Agreement”) is entered into as of the 1st day of March, 2006 between FirstEnergy Corp. and _____________ (the “Grantee”). For the purposes of this Agreement, the term “Company” or “FE” means FirstEnergy Corp. and/or its subsidiaries, singularly or collectively.

SECTION ONE - AWARD

As of the date of this Agreement, in accordance with the FirstEnergy Corp. Executive and Director Incentive Compensation Plan (the “Plan”) and the terms and conditions of this Agreement, the Company grants to the Grantee the right to receive, at the end of the Period of Restriction (as defined below) a number of shares common stock of the Company (“Common Stock”) equal to number of restricted stock units set forth above (the “Restricted Stock Units”).

SECTION TWO - GENERAL TERMS

This agreement is subject to the Plan and the following terms and conditions:

Period of Restriction

For the purposes of this Agreement, “Period of Restriction” means the period beginning on the Date of Grant set forth above and ending on the earliest of:

a)	5:00 p.m. Akron Time on March 1, 2011;
b)	The date of the Grantee’s death;
c)	The date that the Grantee’s employment is terminated due to Disability;
d)
The date that Grantee’s employment is terminated at any time following a Change in Control, provided that such termination occurs under the conditions specified in either Section 5(a) or 5(b) of Grantee’s Special Severance Agreement dated _________, but without regard to the thirty-six (36) month period specified in Section 5(a) or 5(b) of Grantee’s Special Severance Agreement, dated _______________.

In addition, to the extent described under the caption “Forfeiture” below, the Period of Restriction will end with respect to a pro rata portion of the Restricted Stock Units if the Grantee’s employment is terminated as a result of involuntary termination or retirement under certain conditions. Neither the Restricted Stock Units nor the right to receive the Common Stock issuable under the Restricted Stock Units may be sold, transferred, pledged or assigned by the Grantee until the end of the Period of Restriction, except as set forth in Section Three of this Agreement.

Withholding Tax

The Company shall have the right to deduct, withhold, or require the Grantee to surrender an amount sufficient to satisfy federal (including FICA and Medicare), state, and/or local taxes required by law to be withheld in connection with the grant of the Restricted Stock Units or the issuance of shares of Common Stock subject to the Restricted Stock Units. Under the terms of the Plan, taxes can be paid by check, by payroll withholding, or by withholding shares issuable under the Restricted Stock Units awarded under this Agreement, as elected by the Grantee.

Delivery of Common Stock

Upon payment of tax obligations and as soon as practicable after the end of the Period of Restriction, the Company shall issue to the Grantee shares of FE Common Stock under the Restricted Stock Units. The Company will issue a number of shares of Common Stock equal to the number of Restricted Stock Units awarded under this Agreement, as adjusted, less any shares withheld to cover the tax obligations in accordance with the preceding paragraph; provided that, no fractional shares of Common Stock will be issued under the Restricted Stock Units and any fractional shares to which the Grantee would otherwise be entitled will be rounded up to the next full share. Notwithstanding the foregoing, if the Grantee is a specified employee within the meaning of Section 409A(a)(2)(B)(i) of the Code and the Period of Restrictions ends as a result of Grantee’s separation from service (other than as a result of the Grantee’s death or Disability), no issuance of shares of FE Common Stock under the Restricted Stock Units will be made to the Grantee prior to the date which is six months after the date of the Grantee’s separation from service within the meaning of that Section, or if earlier, the date of Grantee’s death. All shares issued will be registered in the name of the Grantee and will be held in safekeeping with FE.

Share Value Protection Rights

1.
If Grantee’s employment with the Company or its immediate successor is terminated at any time under the conditions specified in either Section 5(a) or 5(b) of Grantee’s Special Severance Agreement dated XX, but without regard to the thirty-six (36) month period specified in Section 5(a) or 5(b) of such Special Severance Agreement, Grantee shall be entitled to a lump sum cash payment within ten (10) days after such termination of employment determined by subtracting (a) from (b) and multiplying such difference, if any, by (c) where:

 (a) equals the Fair Market Value of a Share on the date of such termination of employment;

             (b) equals the greater of (i) or (ii), where:
(i) is the Fair Market Value of a Share on March 1, 2006; and
(ii) is the Fair Market Value of a Share on the date of the Change in Control; and
          (c) equals ___________ Shares.

If the Fair Market Value of a Share determined under (a) above is equal to or greater than the amount determined under (b) above, no payment shall be made under this Paragraph 1.

2.
If Grantee’s employment with the Company or its immediate successor continues after a Change in Control without termination until the date that the Restricted Shares cease to be restricted in accordance with paragraphs a), b) or c) of Section 1 of the Restricted Period set forth in the Restricted Stock Unit Agreement between the Company and the Grantee dated March 1, 2006, Grantee or his beneficiary shall be entitled to a lump sum cash payment within ten (10) days after such date that the Restricted Shares cease to be restricted in accordance with such paragraphs determined by subtracting (a) from (b) and multiplying such difference, if any, by (c) where:

            (a) equals the Fair Market Value of a Share on the date such restrictions lapse;
         (b) equals the greater of (i) or (ii), where:
      (i)  is the Fair Market Value of a Share on March 1, 2006; and
      (ii) is the Fair Market Value of a Share on the date of the Change in Control; and
         (c) equals __________ Shares.

If the Fair Market Value of a Share determined under (a) above is equal to or greater than the amount determined under (b) above, no payment shall be made under this Paragraph 2.

3.
Grantee shall be entitled to payment under either paragraph 1 or 2 above and once a payment has been made under either paragraph, no further payment shall be made under this Section relating to Share Value Protection Rights.

4.
An adjustment may be made to the above calculations as determined by the Committee, in its sole discretion, to prevent dilution or enlargement in a manner as authorized under this Restricted Stock Unit Agreement and Section 4.3 of the Plan in connection with any events of the type provided for in said Section 4.3.

5.
Notwithstanding anything to the contrary in this Section relating to Share Value Protection Rights, Grantee shall be entitled to the Restricted Shares upon satisfaction of the other sections of this Agreement even if there is no cash payment made under this Section relating to Share Value Protection Rights.

Forfeiture

The Grantee shall forfeit all of the Restricted Stock Units and any right under this Agreement to receive Common Stock upon the occurrence of any the following events before the expiration of the Period of Restriction:

•
Termination of employment with the Company or its subsidiaries for any reason. Notwithstanding the foregoing, no forfeiture shall occur if termination of employment with the Company is due to death, Disability (as defined under the then established rules of the Company or any of its subsidiaries, as the case may be) or is pursuant to either Section 5(a) or (b) of Grantee’s Special Severance Agreement dated _______________.

•	Any attempt to sell, transfer, pledge, or assign the Restricted Stock Units or the right to receive the Common Stock issuable under the Restricted Stock Units in violation of this Agreement.

If the Grantee’s employment is involuntary terminated under conditions in which the Grantee qualifies for and elects benefits under the Company’s Severance Benefits Plan, or if the Grantee retires (as defined under the then established rules of the Company or any of its subsidiaries, as the case may be), the Restricted Stock Units in this Agreement will be forfeited and payable as follows, subject to Section 3.8 of the Plan:

•	If the Grantee’s employment terminates prior to three full years after the Date of Grant, all Restricted Stock Units and any Restricted Stock Units earned as Dividend Equivalents will be forfeited.
•
If the Grantee’s employment terminates three full years or more after the Date of Grant, the Grantee will be entitled to a prorated number Restricted Stock Units. The prorated number of Restricted Stock Units will be determined by multiplying the number of shares initially awarded by the number of full months served after the date of grant, divided by sixty months. Additionally, the Grantee will be entitled to all Restricted Stock Units earned as Dividend Equivalents on this Award, as of the date of termination. The remaining portion of Restricted Stock Units initially granted will be forfeited. The prorated portion will be issued as soon as practicable after the termination, subject to satisfying the applicable tax withholding requirements.

Upon the occurrence of any of the above before the expiration of the Period of Restriction, the Restricted Stock Units shall be forfeited by the Grantee to the Company and the Grantee’s interest in the Restricted Stock Units and the Common Stock issuable under the Restricted Stock Units, including the right to receive Dividend Equivalents (as defined below) shall terminate immediately in accordance with the foregoing, unless such forfeiture is waived in the sole discretion of the Committee.

Continuing Transfer Restrictions

Should Grantee’s employment with FE continue after expiration of the Period of Restriction, until such time as Grantee’s employment with FE and its subsidiaries terminates, the Grantee will not be permitted to sell, transfer, pledge, or assign (collectively, “Transfer”) shares of Common Stock issued under this Agreement (the “Transfer Restricted Securities”) to the extent prohibited in this paragraph. If Grantee is subject to the employee share ownership guidelines established by the Committee, then Grantee may not Transfer any Transfer Restricted Securities to the extent that Grantee’s aggregate ownership of FE stock immediately before and after the Transfer does not meet or exceed the ownership level that applies to Grantee under those share ownership guidelines. In addition, if Grantee is subject to the employee share ownership guidelines established by the Committee, in no case may Grantee Transfer any Transfer Restricted Securities to the extent that the Transfer, when aggregated with all of Grantee’s other Transfers, would cause Grantee to cease to own directly at least one-half of the Transfer Restricted Securities. Any attempt to Transfer any Transfer Restricted Securities in violation of the foregoing shall be void, and FE shall not record such transfer on its books or treat any purported transferee of the Transfer Restricted Securities as the owner of such shares for any purpose. The Committee may, however, in its sole discretion waive the foregoing transfer restrictions in whole or in part. In addition, the Grantee will be permitted to tender shares issuable under the Restricted Stock Units to FE under Section 16.2 of the Plan in the amount necessary to satisfy tax withholding obligations associated with the Restricted Stock Units, and those shares tendered to FE will not be considered to be Transfer Restricted Securities.

Grantee agrees that FE may maintain custody of the certificate or certificates evidencing the Transfer Restricted Securities until the expiration of Grantee’s employment with FE and its subsidiaries in order to enforce the restrictions provided in this Agreement. Upon the termination of Grantee’s employment with FE and its subsidiaries for any reason after (or contemporaneous with) termination of the Period of Restriction, the Grantee’s shares will be free of all encumbrances, provided that the Grantee has made the necessary arrangements with FE to satisfy any withholding obligations.

Dividend Equivalents

With respect to the Restricted Stock Units granted pursuant to this Agreement, the Grantee will be credited on the books and records of the Company with an amount per unit (the “Dividend Equivalent”) equal to the amount per share of any cash dividends declared by the Board on the outstanding Common Stock of the Company. Such Dividend Equivalents will be credited in the form of an additional number of Restricted Stock Units (which Restricted Stock Units, from the time of crediting, will be deemed to be in addition to and part of the base number of Restricted Stock Units awarded in Section One for all purposes hereunder, except that such Restricted Stock Units will not be subject to pro rata forfeiture) equal to the aggregate amount of Dividend Equivalents credited on this Award on the respective dividend payment date divided by the average of the high and low price per share of Common Stock on the respective dividend payment date. Until the Period of Restriction lapses or any forfeiture of the Restricted Stock Units occurs pursuant to the terms and conditions described above, the Company will credit, in additional Restricted Stock Units, to the Grantee’s Restricted Stock Unit award, an amount equal to the Dividend Equivalents in the manner set forth above.

Shareholder Rights

The Grantee shall have no rights as a shareholder of the Company, including voting rights, with respect to the Restricted Stock Units until the issuance of FE Common Stock upon expiration of the Period of Restriction.

Effect on the Employment Relationship

Nothing in this Agreement guarantees employment with the Company or any Subsidiary, nor does it confer any special rights or privileges to the Grantee as to the terms of employment.

Adjustments

In the event of any merger, reorganization, consolidation, recapitalization, separation, liquidation, stock dividend, stock split, combination, distribution, or other change in corporate structure of the Company affecting the Common Stock, the Committee will adjust the number and class of securities granted under this Agreement in a manner determined by the Committee, in its sole discretion, to be appropriate to prevent dilution or enlargement of the Restricted Stock Units granted under this Agreement.

Administration

1.	This Agreement is governed by the laws of the State of Ohio without giving effect to the principles of conflicts of laws.

2	The terms and conditions of this Award may be modified by the Committee

(a)	In any case permitted by the terms of the Plan or this Agreement,
(b)	with the written consent of the Grantee, or
(c)
without the consent of the Grantee if the amendment is either not materially adverse to the interests of the Grantee or is necessary or appropriate in the view of the Committee to conform with, or to take into account, applicable law.

3.
The administration of this Agreement and the Plan will be performed in accordance with Article 3 of the Plan. All determinations and decisions made by the Committee, the Board, or any delegate of the Committee as to the provisions of the Plan shall be final, conclusive, and binding on all persons.

4.	The terms of this Agreement are governed at all times by the official text of the Plan and in no way alter or modify the Plan.

5.	If a term is capitalized but not defined in this Agreement, it has the meaning given to it in the Plan.

6.	To the extent a conflict exists between the terms of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

SECTION THREE - TRANSFER OF AWARD

Neither the Restricted Stock Units nor the right to receive the Common Stock issuable under the Restricted Stock Units are transferable during the life of the Grantee. Only the Grantee shall have the right to receive the Common Stock issuable under the Restricted Stock Units, unless the Grantee is deceased, at which time the Common Stock issuable under the Restricted Stock Units may be received by the Grantee’s beneficiary (as designated under Article 12 of the Plan) or by will or by the laws of descent and distribution.

FirstEnergy Corp.

By:
Corporate Secretary

I acknowledge receipt of this Restricted Stock Unit Agreement and I accept and agree with the terms and conditions stated above.

_________________ Date:	(Signature of Grantee)